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                                                                    EXHIBIT 10.1

                                AMENDMENT NO. 7

                                       TO

                          LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 7 ("Amendment") is entered into as of November 4, 1997, by and between APPAREL VENTURES, INC., a Delaware corporation having its chief executive office and principal place of business at 204 West Rosecrans Avenue, Gardena, California 90248 ("Borrower") and FLEET CAPITAL CORPORATION (f/k/a Shawmut Capital Corporation)("Lender").


                                   BACKGROUND

     Borrower and Lender are parties to a Loan and Security Agreement dated as of May 23, 1994 (as same has been or may further be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations.

     Borrower has requested that Lender amend certain provisions of the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to the satisfaction of the Conditions Precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

     (a) Section 1.1 of the Loan Agreement is hereby amended so that the following defined term is hereby added to its appropriate alphabetical order:

     " "Amendment No. 7 Closing Date" shall mean November 4, 1997."

     (b) Section 7.2(B)(1) of the Loan Agreement is hereby amended in its entirety to provide as follows:

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                    "(1) loans or other advances to AVE which together with the value of all assets transferred to AVE by Borrower at any time outstanding ("Advances to AVE") does not exceed (i) $3,500,000 through September 30, 1997, (ii) $4,500,000 from
                    October 1, 1997 through March 31, 1998 and (iv) $4,000,000 from April 1, 1998 through June 30, 1998 and for each fiscal quarter thereafter, and"

     (c) Section 7.3(A), (B), and (C) of the Loan Agreement are hereby amended in their entirety to provide as follows:

               "(A) Minimum Adjusted Tangible Net Worth. (i) Maintain an Adjusted Tangible Net Worth of not less than the amount ("Net Worth Amount") shown below for the Period or Date corresponding thereto:

          Quarter Ending                Amount
          --------------                ------
          09/30/97                      $(22,300,000)
          12/31/97                      $(24,250,000)
          03/31/98                      $(20,000,000)
          06/30/98, and for each
          quarter ending thereafter     $(16,500,000)

     Lender acknowledges that the actual Date or ending Date of a period reflected in the above table may be different by a day or two depending upon the specific accounting periods utilized by Borrower in the applicable fiscal year.

               (B) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than:

               (i) .90 to 1.0 for the four consecutive fiscal quarter periods ending on September 30, 1997;

               (ii) 1.0 to 1.0 for the four consecutive fiscal quarter periods ending on December 31, 1997;

               (iii) 1.0 to 1.0 for the four consecutive fiscal quarter periods ending on March 31, 1998; and

               (iv) 1.50 to 1.0 for each four consecutive fiscal quarter periods ending thereafter.

               (C) Cash Charge Coverage Ratio. Maintain a Cash Charge Coverage Ratio of not less than:

               (i) .60 to 1.0 for the four consecutive fiscal quarter periods ending on September 30, 1997 and December 31, 1997; and


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          (ii) 1.0 to 1.0 for each four consecutive fiscal quarter periods ending thereafter."

     3. Conditions of Effectiveness. This Amendment shall become effective upon Lender's receipt of four (4) copies of this Amendment executed by Borrower and such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Lender or its counsel.

     4. Representations and Warranties. Borrower hereby represents and warrants as follows:

        (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

        (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

        (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

        (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

     5. Effect on the Loan Agreement.

     (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

     (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.


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        7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                           APPAREL VENTURES, INC.

                                           BY:  /s/ MARVIN GOODMAN
                                              ----------------------
                                           Name:  Marvin Goodman
                                           Title: President

                                           FLEET CAPITAL CORPORATION

                                           By: /s/ WALTER SCHUPPE
                                              ----------------------
                                           Name:  Walter Schuppe
                                           Title: Vice President